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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-95115 of Nanometrics Incorporated on Form S-2 of our reports dated February 16, 1999 and March 26, 1999, included in the Annual Report on Form 10-K of Nanometrics Incorporated for the year ended December 31, 1998, and to the use of our report dated February 16, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
San Jose, California
February 4, 2000